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Exhibit 10.8

FOURTH AMENDING AGREEMENT to the Credit Agreement dated as of February 7, 2003, entered into in Toronto, Ontario, as amended by a First Amending Agreement dated as of December 2, 2003, a Second Amending Agreement dated as of October 12, 2004, and a Third Amending Agreement dated as of January 17, 2006, dated as of April 27, 2006

AMONG:
SUN MEDIA CORPORATION, a corporation continued and existing under the laws of British Columbia, Canada, having its chief executive office at 333 King Street East, in the City of Toronto, Province of Ontario (hereinafter called the "Borrower")
PARTY OF THE FIRST PART
AND:	THE FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE PAGES HEREOF OR FROM TIME TO TIME PARTIES TO THE CREDIT AGREEMENT (the "Lenders")
PARTIES OF THE SECOND PART
AND:
BANK OF AMERICA, N. A., AS ADMINISTRATIVE AGENT FOR THE LENDERS, a duly constituted bank, having a place of business at 1455 Market Street, 5th floor, in the City of San Francisco, California, 94103, and at 200 Front Street West, Suite 2700, Toronto, Ontario, M5V 3L2 (hereinafter called the "Administrative Agent")
PARTY OF THE THIRD PART

        WHEREAS the parties hereto are parties to a Credit Agreement dated as of February 7, 2003, as amended by a First Amending Agreement dated as of December 2, 2003, a Second Amending Agreement dated as of October 12, 2004, and a Third Amending Agreement dated as of January 17, 2006 (the "Credit Agreement");

        WHEREAS the Borrower has requested certain amendments to the Credit Agreement in order to (i) reduce certain Applicable Margins and (ii) remove certain limitations on Capital Expenditures; and

        WHEREAS the Lenders have agreed with the Borrower to the amendments contemplated hereby, and as such, the Lenders have complied with the provisions of Section 12.01 of the Credit Agreement, as evidenced by the signature of each Lender on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.     INTERPRETATION

1.
This Fourth Amending Agreement is declared to be supplemental to the Credit Agreement and is to form part thereof and shall have the same effect as though incorporated therein. The words and expressions starting by an upper case letter used herein, unless otherwise defined herein or unless there is something in the subject or the context inconsistent therewith, have the same meaning as that ascribed to them in the Credit Agreement and all of the provisions of the Credit Agreement, except only insofar as they may be inconsistent with the express provisions hereof, shall apply to and shall have effect in connection with this Fourth Amending Agreement.

2.
Except as otherwise expressly amended hereby, the Credit Agreement remains unamended and in full force and effect. The amendments set forth herein shall not constitute novation of the obligations of the parties to the Credit Agreement and the other Credit Documents.

3.
The preamble of this Fourth Amending Agreement shall form an integral part hereof as if recited at length herein.

4.
The division of this Fourth Amending Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of titles are only meant to be for reference and do not affect the meaning or the interpretation of this Fourth Amending Agreement.

5.
This Fourth Amending Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

6.
This Fourth Amending Agreement and the interpretation and enforcement thereof shall be governed by and construed in accordance with the laws of the Province of Ontario.

7.
This Fourth Amending Agreement shall become effective on April 27, 2006.

II.    AMENDMENTS

1.
Section 2.05 of the Credit Agreement is hereby amended to add the following paragraph at the end of that Section:

    "The Borrower shall pay to the Administrative Agent (for the ratable benefit of the Term Facility B Lenders) a premium equal to 1% of the then aggregate outstanding principal amount of Term Facility B in respect of (i) any reduction in pricing of Term Facility B, if such pricing reduction occurs on or before April 27, 2007, or (ii) any prepayment of all or substantially all of the Accommodations Outstanding under Term Facility B effected on or prior to April 27, 2007 with the proceeds of a substantially concurrent issuance or incurrence of a new term facility denominated in US$ (having terms and conditions and being for an aggregate principal amount substantially the same as Term Facility B), which is incurred for the primary purpose of decreasing the pricing of Term Facility B."

2.
Section 8.02(m) of the Credit Agreement is deleted.

3.
Schedule 4 of the Credit Agreement is hereby deleted and replaced by the attached Schedule 4.

III.  MISCELLANEOUS

1.
The Borrower hereby represents and warrants to each Lender that no Default has occurred which is continuing, no Event of Default has occurred which has not been waived and that it is in compliance with the financial covenants set forth in section 8.03 of the Credit Agreement.

2.
The Borrower shall pay upon demand all reasonable professional fees and disbursements incurred from time to time by the Administrative Agent in connection with the negotiation, preparation and delivery of this Fourth Amending Agreement and all other documents accessory hereto as well as any amendments to be made to any of the foregoing at any time and from time to time.

3.
This Fourth Amending Agreement replaces and supersedes all other verbal or written agreements among the Administrative Agent, the Lenders or anyone thereof and the Borrower relating to the amendments to the Credit Agreement contemplated herein or any other issues accessory to the transactions contemplated by this Fourth Amending Agreement.

4.
The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

SUN MEDIA CORPORATION		BANK OF AMERICA, N.A., as Administrative Agent
Per:	/s/ Mark D'Souza	Per:	/s/ Robert Rittelmeyer
	Authorized Signing Officer		Authorized Signing Officer
Per:	/s/ Jean-François Pruneau
Authorized Signing Officer

        The undersigned acknowledge having taken cognizance of the provisions of the foregoing Fourth Amending Agreement and agree that the Credit Documents executed by them (A) remain enforceable against them in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Credit Documents in connection with the Credit Agreement, as amended by this Fourth Amending Agreement:

BOWES PUBLISHERS LIMITED		SUN MEDIA (TORONTO) CORPORATION
Per:	/s/ Louis St. Arnaud	Per:	/s/ Louis St. Arnaud

Per:	/s/ Claudine Tremblay	Per:	/s/ Claudine Tremblay

SMC NOMINEECO INC.
Per:	/s/ Louis St. Arnaud

Per:	/s/ Claudine Tremblay

SCHEDULE 4 — APPLICABLE MARGINS
(per annum)

ACCOMMODATIONS UNDER FACILITY A:

Tier	Leverage Ratio	BA Drawing Fee and Letter of Credit Fee	Cdn.$ Prime Rate Advances	Commitment Fees

I	≥ 3.25:1	1.75%	.75%	.375%

II	≥ 2.75:1 and < 3.25:1	1.50%	0.50%	.375%

III	< 2.75:1	1.25%	0.25%	.25%

ADVANCES UNDER TERM FACILITY B:

LIBOR	US$ Prime Rate Advances

1.75%	0.75%

ACCOMMODATIONS UNDER TERM FACILITY C

BA Drawing Fee	Cdn.$ Prime Rate Advances

1.50%	0.50%

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SCHEDULE 4 — APPLICABLE MARGINS (per annum)